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                                   Exhibit 11
                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share
                    (In thousands, except per share figures)
                                   (Unaudited)

                                          Three Months Ended                 Six Months Ended
                                                April 30,                         April 30,
                                         1997             1996              1997            1996
                                       --------         --------          --------        ------

Primary:
--------
Net income                             $  5,373        $  2,809           $  8,683        $ 3,461
                                         ======          ======             ======         ======
Weighted average
  number of common
  shares outstanding                     11,924          11,653             11,798         11,630
Number of common
  equivalent shares
  using the treasury
  stock method                              305              71                254             85
                                         -------          ------            ------         ------
Average number of
  common shares used
   to compute earnings
  per share                              12,229          11,724             12,052         11,715
                                         ======          ======             ======         ======
Earnings per share                     $    .44        $    .24           $    .72        $   .30
                                         ======          ======             ======         ======
Fully Diluted:
--------------
Net income                             $  5,373        $  2,809           $  8,683       $  3,461
                                         ======          ======             ======         ======
Weighted average
  number of common
  shares outstanding                     11,924          11,653            11,798          11,630
Number of common
  equivalent shares
  using the treasury
  stock method                              319              166              309             147
                                         -------          ------           ------          ------
Average number of
  common shares used
  to compute earnings
  per share                              12,243          11,819            12,107          11,777
                                         ======          ======            ======          ======

Earnings per share                     $    .44        $    .24          $    .72         $   .29
                                         ======          ======            ======          ======


                                       23



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